SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

      Date of Report: (Date of earliest event reported) : December 1, 2003

                           Commission File No. 0-24370


                        SKREEM ENTERTAINMENT CORPORATION
       ------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



        Delaware                                         33-0611748
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(State or other jurisdiction of               (IRS Employer Identification No.)
incorporation or organization)
s


                       11637 Orpington, Orlando, FL 32817
             ------------------------------------------------------
                    (Address of principal executive offices)

                                  407-207-0400
                     --------------------------------------
                            (Issuer telephone number)

                          Stanford Capital Corporation
                           10th Floor, Chiyu Bank Bld.
                    No. 78. Des. Voeux Rd., Central Hong Kong
           ----------------------------------------------------------
                             Former Name and Address

Item 1. Changes in Control of the Registrant

As a result of the acquisition of Skreem Entertainment Corporation, control of the Registrant changed to the fomer shareholder of Skreem Entertainment Corporation. The new principal shareholders, their shareholdings and percentages are as follows:

Shareholder                   Shares Owned              Percentage

Martin Consultants, Inc         15,000,000                 57.71%
Jeff Martin.                     7,000,000                 26.93%

Item 2. Acquisitions or Dispositions of Assets

A. On December 1, 2003, the acquisition of Stanford Capital International Ltd. was recinded in exchange for 50,000 per split common shares of the Registrant.
B. On January 30, 2004, the Registrant acquired all of the issued and outstanding shares of Skreem Entertainment Corporation ("Skreem") for 22,000,000 post reverse split common shares. Skreem is in the business of searching for recording talent and promoting and funding such talent.

Item 5.   Other Events.


         On March 16, 2004, the Registrant filed a Certificate of Amendment with the Delaware Secretary of State changing the Company's name to Skreem Entertainment Corporation and reverse splitting the Company's shares on a one
(1) for (5) five basis.

Item 7.  Financial Statements and Exhibits


a)       Financial Statements of the Business Acquired

     (To be furnished)

b)       Proforma Financial  Information
     (To be furnished)

c)       Exhibits

2.1 Termination Agreement - terminating the acquisition of Stanford Capital International Ltd.
2.2      Exchange Agreement for the acquisition of Skreem Entertainment
         Corporation
3.1 Certification of Amendment to the Certificate of Incorporation changing the Company's name to Skreem Entertainment Corporation and reverse splitting the shares on a (1) one for (5) five basis.

                                   Signatures

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            SKREEM ENTERTAINMENT CORPORATION

     April  6, 2004
                                             /s/ Karen Pollino
                                             ---------------------
                                             Karen Pollino
                                             Secretary